UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 15, 2021
Encompass Health Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.
On December 16, 2021, Encompass Health Corporation (the “Company”) announced the expiration on December 15, 2021 of its previously announced solicitation of consents (the “Consent Solicitation”) from the holders of its 5.75% Senior Notes due 2025 (the “2025 Notes”), having received the requisite consents for the adoption of certain amendments to the Existing Indenture (defined below) governing the 2025 Notes.

On December 15, 2021, the Company and certain of its subsidiaries entered into the Eleventh Supplemental Indenture (the “Eleventh Supplemental Indenture”) to amend the previously executed Indenture, dated as of December 1, 2009 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as successor to The Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”), as previously supplemented by the Seventh Supplemental Indenture, dated September 16, 2015 (the “Seventh Supplemental Indenture,” and, together with the Base Indenture, the “Existing Indenture”; and the “Existing Indenture” as supplemented by the Eleventh Supplemental Indenture, the “Indenture”), among the Company, the subsidiary guarantors named therein, and the Trustee.

The Existing Indenture contains restrictive covenants that, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to make certain asset dispositions, investments, and distributions to holders of the Company’s capital stock. The amendments to the Existing Indenture permit, subject to the leverage ratio condition set forth below, the Company to distribute to the Company’s equity holders in one or more transactions (a “Distribution”) some or all of the common stock of a subsidiary that holds substantially all of the assets of the Company’s home health and hospice business. The Company may make any such distribution so long as the Leverage Ratio (as defined in the Indenture) is no more than 3.5 to 1.0 on a pro forma basis after giving effect thereto. Additionally, the Eleventh Supplemental Indenture amends the definition of “Consolidated Net Income” to allow the Company to exclude from Consolidated Net Income (a component of the Leverage Ratio) any fees, expenses or charges related to any Distribution and the solicitation of consents from the holders of the 2025 Notes as well as the Company’s 4.500% Senior Notes due 2028, 4.750% Senior Notes due 2030, and 4.625% Senior Notes due 2031.

The descriptions of the provisions of the Base Indenture, the Seventh Supplemental Indenture, and the Eleventh Supplemental Indenture are summary in nature and are qualified in their entirety by reference to the provisions of the definitive agreements. The Base Indenture was filed as an exhibit to the Company’s Annual Report on Form 10‑K for the year ended December 31, 2009 and is incorporated herein by reference. The Seventh Supplemental Indenture, which includes the form of the 2025 Notes, was filed on September 21, 2015 as Exhibit 4.2 to the Company’s Current Report on Form 8-K and is incorporated herein by reference. The Eleventh Supplemental Indenture is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
4.1
Indenture, dated as of December 1, 2009, by and between the Company and the Trustee (incorporated herein by reference to Exhibit 4.7.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009).

4.2
Seventh Supplemental Indenture, dated as of September 16, 2015, by and among the Company, the Guarantors and the Trustee (relating to the 5.75% Notes due 2025)(incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 21, 2015).

4.3	Eleventh Supplemental Indenture, dated as of December 15, 2021, by and among the Company, the subsidiary guarantors named therein and the Trustee (relating to the 5.75% Notes due 2025).
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/S/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer
Dated: December 16, 2021